UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2010, Charles & Colvard, Ltd. (the “Company”) entered into a manufacturing/distribution agreement and licensing agreement (the “Agreement”), effective April 19, 2010, with Frederick Goldman, Inc. (“Goldman”).

The Agreement sets forth the terms and conditions of the sale of Charles & Colvard Created Moissanite® by the Company to Goldman to be used by Goldman in the manufacturing of jewelry for the exclusive sale and distribution to one of Goldman’s customers as part of a test program. If the test program does not begin by a certain date, or if Goldman’s customer does not purchase merchandise from Goldman beyond the initial test program merchandise by a certain date, then Goldman’s exclusive distribution rights will terminate and revert to non-exclusive rights. Otherwise, Goldman’s exclusive distribution rights will automatically renew on an annual basis for so long as Goldman satisfies its annual purchase commitment from the Company. As part of the Agreement, the Company granted a non-exclusive license to Goldman to use certain trademarks of the Company. The Agreement also contains other customary terms and conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Manufacturing/Distribution Agreement & Licensing Agreement, effective April 19, 2010, between Frederick Goldman, Inc. and Charles & Colvard, Ltd.*

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

April 27, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Manufacturing/Distribution Agreement & Licensing Agreement, effective April 19, 2010, between Frederick Goldman, Inc. and Charles & Colvard, Ltd.*

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.